UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

WAVE SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2014, the Board of Directors (the “Board”) of Wave Systems Corp. (the “Company”) appointed Lorraine Hariton and David Côté as directors, effectively immediately.  The terms of Ms. Hariton and Mr. Côté as directors run through the Company’s 2014 Annual Meeting of Stockholders, at which time the Board expects both Ms. Hariton and Mr. Côté will stand for election by a vote of the stockholders.  In connection with their appointments, each of Ms. Hariton and Mr. Côté received a grant of options exercisable for 15,000 shares of the Company’s Class A Common Stock at a price of $1.07 per share (the closing price on March 7, 2014).  To effectuate their appointments, the Board increased its size by two to a total of eight directors.

Item 8.01.  Other Events.

On March 10, 2014, the Company issued a press release (the “Press Release”) announcing the appointments of Ms. Hariton and Mr. Côté.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release, dated March 10, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated: March 12, 2014

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release, dated March 10, 2014